UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Green Brick Partners, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2015, Green Brick Partners, Inc., a Delaware corporation (the “Company”), as borrower, entered into a credit agreement (the “Credit Agreement”) with the lenders named therein, and Citibank, N.A., as administrative agent, providing for a senior, unsecured revolving credit facility with aggregate lending commitments of up to $40.0 million. Subject to certain terms and conditions, the Company may, at its option, prior to the termination date, increase the amount of the revolving credit facility up to a maximum aggregate amount of $75.0 million.

Commitments under the Credit Agreement will be available until the period ending December 14, 2018, which period may be extended for additional one year periods, subject to the consent of the lenders and the satisfaction of certain other terms and conditions. Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch have initially committed to provide $25,000,000 and $15,000,000, respectively.

The Credit Agreement provides for interest rate options on advances at rates equal to either: (x) in the case of base rate advances, the highest of (i) Citibank’s base rate, (ii) the federal funds rate plus 0.50%, and (iii) the one-month LIBOR plus 1.0%, in each case plus 1.50%; or (y) in the case of Eurodollar rate advances, the reserve adjusted LIBOR plus 2.50%.

Commitments are subject to a borrowing base limitation equal to the sum of: one hundred percent (100%) of unrestricted cash (in excess of $15.0 million); eighty five percent (85%) of the book value of model homes, construction in progress homes, sold completed homes, and speculative homes (subject to certain limitations on the age and number of speculative homes and model homes); sixty five percent (65%) of the book value of finished lots and land under development; and fifty percent (50%) of the book value of entitled land (subject to certain limitations on the value of entitled land and land under development as a percentage of the borrowing base). Loans under the revolving credit facility may be used for general corporate purposes. As of December 18, 2015, the Company had approximately $30.0 million outstanding under the Credit Agreement.

The Credit Agreement contains various customary affirmative covenants, which, among other things, require the Company to: provide the Lenders with quarterly and annual financial statements and compliance certificates; pay taxes; preserve its existence; maintain its property; maintain records and provide the Lenders with access; provide notice of certain litigation and events; maintain significant subsidiaries as guarantors; comply with laws and other requirements applicable to the Company; and use proceeds from the Credit Agreement for general corporate purposes.

The Credit Agreement contains customary negative covenants, which include, among other things, restrictions on the Company’s ability to: grant liens on its properties; permit its subsidiaries to incur indebtedness; enter into certain fundamental change or asset sale transactions involving the Company or its subsidiaries; make certain investments; purchase margin stock; enter into certain burdensome agreements; prepay certain indebtedness; enter into certain transactions with affiliates; or make certain restricted payments.

Additionally, beginning with the fiscal quarter ended December 31, 2015 and each quarter-end thereafter, the Company must maintain (1) a maximum Leverage Ratio (as defined in the Credit Agreement) of not greater than 1.00 to 1.00; (2) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of greater than 2.00 to 1.00; and (3) a minimum Consolidated Tangible Net Worth (as defined in the Credit Agreement) of at least (a) $250.0 million, plus (b) the sum of (i) 50% of cumulative consolidated net income from and after January 1, 2016, if positive, and (ii) 50% of the net cash proceeds from any equity offerings of the Company completed after December 15, 2015. Additionally, beginning with the fiscal quarter ended December 31, 2015 and each quarter-end thereafter, the Company must not permit the number of completed speculative homes to exceed the greater of (i) 50% of the number of home closings during the preceding twelve months and (ii) 100% of the number of home closings during the preceding six months, provided, however, that failure to comply with such requirement would not constitute a default, but the value of the excess speculative homes would be excluded from the borrowing base.

The Credit Agreement also includes customary events of default, including events of default relating to non-payment of amounts due under the Credit Agreement, material inaccuracy of representations and warranties, violation of covenants, non-payment or acceleration of other material indebtedness in excess of $15,000,000, bankruptcy and insolvency, unsatisfied material judgments, failure to comply with ERISA, failure to comply with environmental laws, violation of the Guarantee Agreement (described below), and the occurrence of a change of control. Under the Credit Agreement, if an event of default occurs, lenders holding a majority of the revolving commitments will have the right to terminate the commitments and accelerate the maturity of any loans outstanding.

The Company will pay the lenders a commitment fee on the amount of the unused commitments on a quarterly basis at a rate per annum equal to 0.45%.

Amounts borrowed under the revolving credit facility are unconditionally guaranteed on a joint and several basis by each of the following of Company’s subsidiaries: BioFuel Energy, LLC, CB JENI Homes DFW LLC, JBGL Atlanta Development, LLC, JBGL Builder Finance LLC, JBGL Chateau, LLC, JBGL Exchange LLC, JBGL Hawthorne, LLC, JBGL Jamestown, LLC, JBGL Kittyhawk, LLC, JBGL Mustang LLC, Johns Creek 206, LLC, The Providence Group of Georgia, L.L.C., TPG Homes at Jamestown, L.L.C., TPG Homes at Three Bridges, L.L.C., The Providence Group of Georgia Custom Homes, L.L.C., CB Jeni Berkshire Place LLC, and JBGL Ownership LLC (collectively, the “Guarantors”), pursuant to a guarantee agreement, dated as of December 15, 2015, among the Company, the Guarantors and Citibank, N.A., as agent (the “Guarantee Agreement”).

The preceding summary of the Credit Agreement and the Guarantee Agreement is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1	Credit Agreement, dated as of December 15, 2015, among Green Brick Partners, Inc., the lenders named therein, and Citibank, N.A., as administrative agent.

10.2	Guarantee Agreement, dated as of December 15, 2015, among Green Brick Partners, Inc., certain subsidiaries of Green Brick Partners, Inc. from time to time party thereto, and Citibank, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date: December 18, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Credit Agreement, dated as of December 15, 2015, among Green Brick Partners, Inc., the lenders named therein, and Citibank, N.A., as administrative agent.

10.2	Guarantee Agreement, dated as of December 15, 2015, among Green Brick Partners, Inc., certain subsidiaries of Green Brick Partners, Inc. from time to time party thereto, and Citibank, N.A., as agent.